Exhibit 99.1

TECHNEST HOLDINGS, INC. TO ACQUIRE ACCELPATH, LLC; ISSUE CONTINGENT VALUE RIGHTS TO COMMON STOCKHOLDERS; AND ISSUE
 SHARES OF ITS SERIES E 5% CONVERTIBLE PREFERRED STOCK

BETHESDA, MD – January 14, 2011 – Technest Holdings, Inc. (OTCBB:TCNH) announced today that it has entered into a definitive unit purchase agreement pursuant to which Technest agreed to acquire all of the outstanding membership interests of AccelPath LLC, a provider of digital telepathology and other services to laboratories and hospitals, directly from its members, in consideration for 86,151,240 newly-issued shares of Technest’s common stock in the aggregate.  Immediately following this transaction, the former AccelPath members will beneficially own approximately 72.5% of Technest’s issued and outstanding common stock. The transaction is expected to close in February 2011 subject to customary closing conditions.

As previously announced, pursuant to the Settlement Agreement between Technest and EOIR Holdings LLC, Technest is entitled to receive $5,000,000 within sixty days after EOIR Technologies, Inc. is awarded a contract under the Warrior Enabling Broad Sensor Services Indefinite Delivery Indefinite Quantity (ID/IQ) contract or any contract generally recognized to be a successor contract to its current STES contract. The $5,000,000 is also receivable by Technest in the event that EOIR Technologies is awarded task orders under its current STES contract totaling $495,000,000.  EOIR Technologies, Inc., an affiliate of EOIR Holdings, LLC, has guaranteed the performance of the obligations of EOIR Holdings under the Settlement Agreement.

Prior to the consummation of the AccelPath transaction, and in order to preserve the ability of Technest’s current stockholders to receive the net proceeds from any payment that may be received by Technest pursuant to the Settlement Agreement, on January 3, 2011, the Board of Directors of Technest declared, as a return of capital distribution to its shareholders of record as of January 25, 2011, one (1) contingent value right (a “CVR”) for each share of Technest common stock outstanding as of such record date, which shall entitle the holders thereof to receive a pro rata share of the payment that may be received by Technest pursuant to the Settlement Agreement, less certain expenses that will be deducted from such payment.   The CVR will be distributed on February 2, 2011. Once distributed, the CVR will not be certificated and will not be transferable other than under limited circumstances. If the conditions to the receipt of the payment under the Settlement Agreement are achieved, Technest estimates that the cash payment will be approximately $0.09 per CVR. A rights agent has been engaged to disburse the net proceeds, if any, from the Settlement Agreement to the CVR holders.

The distribution of the CVRs to the current shareholders of Technest is considered a return of capital and the Financial Industry Regulatory Authority, Inc. (“FINRA”) will now likely establish an ex-dividend date.  An ex-dividend date is the date on or after which a security is traded without the right to receive a specific dividend or distribution.  FINRA normally establishes the ex-dividend date to be two business days before the record date.  However, in some instances, FINRA sets the ex-dividend date as the first business day after the distribution date (which is after the record date).  If the ex-dividend date is after the record date, any shares of Technest common stock outstanding on the record date that are traded after the record date but before the ex-dividend date will be traded with the right to receive the CVRs.  Shares of Technest common stock traded on or after the ex-dividend date shall be traded without the right to receive the CVRs.

Also as part of the AccelPath transaction, Technest entered into a definitive securities purchase agreement to issue 300 shares of its Series E 5% Convertible Preferred Stock to Southridge Partners II, LP for a purchase price of $300,000.  The shares of Series E Preferred Stock will be issued in three closings over a 90-day period beginning on the closing of the AccelPath transaction.  The Series E Preferred Stock will be convertible into 6,754,173 shares of Technest’s common stock.  In addition, holders of Series E Preferred Stock are entitled to receive a five percent (5%) cumulative dividends on the preferred stock.   Southridge Partners, LP and its affiliates are currently the holder of a majority of Technest’s shares of common stock.

About Technest Holdings, Inc.
Technest, based in Bethesda, Maryland, is in the business of designing, researching, developing, integrating, selling and supporting three-dimensional imaging devices and systems and intelligent surveillance devices and systems, and three-dimensional facial recognition in the healthcare and security industries.  Historically, Technest’s largest customers have been the National Institutes of Health and the Department of Defense.  For more information, please visit Technest’s website at http://www.technestinc.com.

About AccelPath, LLC
AccelPath, based in Westwood, Massachusetts, is pursuing opportunities in telemedicine, primarily providing digital telepathology and other services to laboratories and hospitals.  The company was formed in 2008 and has been developing and testing its system consisting of commercially available  advanced digital scanning equipment in conjunction with its proprietary workflow to remotely and securely provide a wide range of pathology services, including professional interpretations, second opinions, consultations and laboratory development consulting.  The company has been testing this system at its first customer site and expects to expand its marketing efforts in the near future.  For more information, please visit AccelPath’s website at http://www.accelpath.com.

For More Information

Rubenstein Public Relations
Alan J. Segan
Tel:  (212) 843-8064
Email: asegan@rubensteinpr.com
Technest Holdings, Inc.
Tel: (301) 767-2810 Email: info@technestinc.com

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as "expect(s)", “estimate(s)”, "feel(s)", "believe(s)", "will", "may", "anticipate(s)", “intend(s)” and similar expressions are intended to identify such forward-looking statements. These statements include, but are not limited to, statements about Technest’s expected benefits of, and the ability to consummate, the transaction with AccelPath and its members, the receipt of the payment under the Settlement Agreement, the final amount of the payment to the holders of the Contingent Value Rights and all other statements regarding future performance.  All such information and statements are subject to certain risks and uncertainties, the effects of which are difficult to predict and generally beyond the control of Technest, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements contained in this press release.  These risks and uncertainties include, but are not limited to, whether Technest and AccelPath will be able to satisfy all closing conditions to the transaction, including the completion of the preferred stock financing; whether Technest will realize the improvements in the its operations that its expects from the transaction; whether the conditions triggering the payment to Technest under the Settlement Agreement will be achieved, the amount of expenses that will be deducted from, and reduce the amount of, payments to holders of Contingent Value Rights; general economic conditions; and those risks identified and discussed by Technest in its filings with the U.S. Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward looking statements that speak only as of the date hereof.  Technest does not undertake any obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  Readers are also urged to carefully review and consider the various disclosures in Technest’s SEC periodic and interim reports, including but not limited to its Annual Report on Form 10-K for the fiscal year ended June 30, 2010, Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010, and Current Reports on Form 8-K filed from time to time by Technest.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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